UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On November 8, 2022, the board of directors (the “Board”) of Appgate, Inc., a Delaware corporation (the “Company”), after meeting with management to consider the relevant facts and circumstances underlying the matters covered by paragraph (a) of this Item 4.02 of this Current Report on Form 8-K, determined that the Company’s financial statements as of and for the years ended December 31, 2021 and 2020, the interim periods within those years, and the Company’s financial statements for the interim periods ended March 31, 2022 and June 30, 2022 (collectively, the “Subject Financial Statements”) should no longer be relied upon because of errors in the Subject Financial Statements. The Company communicated its determination to its independent registered public accounting firm, BDO USA, LLP (“BDO”).

Background

The Subject Financial Statements contain the following accounting errors:

•Revenue Recognition – Allocation of Standalone Selling Price – The Company recognizes revenue under ASC 606. Under ASC 606, the Company recognizes revenue when its customers obtain control of goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company primarily sells its software through on-premise term-based license agreements, perpetual license agreements and software as a service (“SaaS”) subscriptions, which allow its customers to use its SaaS services without taking possession of the software. The Company’s agreements with customers for software licenses may include maintenance contracts and may also include professional services contracts.

The Company has determined that its sales contracts for term-based license agreements contain multiple distinct performance obligations (i.e., obligation to deliver the software license and the obligation to provide support and maintenance over the term of the agreement). In accounting for those arrangements, the Company allocates the transaction price to each performance obligation based on a relative standalone selling price (“SSP”). The Company determines the transaction price with reference to the SSP of the various performance obligations inherent within a contract. The Company is correcting its accounting estimate for SSP as it relates to term-based license arrangements, specifically the estimate used to allocate the transaction price between the license and the support and maintenance obligations in term-based license agreements. The change in the allocation estimate results in more transaction price being allocated to the support and maintenance portion of multi-year term-based license agreements, which changes our periodic recognition of revenue under these agreements.

The effect of the error on the Subject Financial Statements is currently anticipated to be as follows:

–overstatement of revenue of approximately $2.3 million and $0.6 million for the years ended December 31, 2021 and 2020, respectively, and of $0.3 million and $0.4 million for the three months ended March 31, 2022 and June 30, 2022, respectively;
–overstatement of contract assets of approximately $3.4 million and $1.1 million as of December 31, 2021 and 2020, respectively, and of $3.7 million and $4.0 million as of March 31, 2022 and June 30, 2022, respectively; and
–understatement of deferred revenue of approximately $0.3 million and $0.2 million as of December 31, 2021 and 2020, respectively, and of $0.3 million as of each March 31, 2022 and June 30, 2022.

The error does not have an impact on the Company’s net cash or liquidity. The Company is reviewing the impact of this error on income taxes, the statements of cash flows and earnings (loss) per share, including amounts reported for discontinued operations, and any such impact will be reflected in our restated financials for the affected periods.

•Incremental Costs to Obtain a Contract with a Customer – Amortization Pattern – The Company capitalizes incremental costs associated with obtaining customer contracts, specifically certain commission payments, and incurs commission expense on an ongoing basis. The Company is correcting the pattern of amortization of these deferred costs to allocate the combined commission asset to the individual performance obligations and amortize each respective portion based on the pattern of performance for the underlying performance obligation. Prior to the change, commission expense was expensed ratably over five years. The change in the pattern of amortization of deferred contract acquisition costs accelerates the recognition of commission expense.

The effect of the error on the Subject Financial Statements is currently anticipated to be as follows:

–understatement of sales and marketing expenses of approximately $2.1 million and $2.2 million for the years ended December 31, 2021 and 2020, respectively, and of $0.6 million and $0.8 million for the three months ended March 31, 2022 and June 30, 2022, respectively; and
–overstatement of deferred contract acquisition costs of approximately $7.9 million and $5.8 million as of December 31, 2021 and 2020, respectively, and of $8.4 million and $9.3 million as of March 31, 2022 and June 30, 2022, respectively.

The error does not have an impact on the Company’s net cash or liquidity. The Company is reviewing the impact of this error on income taxes, the statements of cash flows and earnings (loss) per share, including amounts reported for discontinued operations, and any such impact will be reflected in our restated financials for the affected periods.

•Equity-based Compensation – In 2022, the Board (or a designee thereof) granted certain long-term incentive awards to executives, employees, officers and consultants of the Company (or a subsidiary thereof), which are subject to vesting criteria. Generally, the Company concluded that the awards were performance-based awards and that the vesting criteria is not probable and therefore, no expense had been incurred on these grants. However, the award to the Company’s Executive Chairman and Chairman of the Board (the “Chairman Award”) contains different vesting criteria, and upon further review, the Company concluded that the Chairman Award is a time-based award (rather than a performance-based award), for which the Company should have recognized compensation expense throughout 2022.

The effect of the error on the Subject Financial Statements for each of the interim periods ended March 31, 2022 and June 30, 2022 is currently anticipated to be as follows:

–understatement of general and administrative expenses by $3.6 million; and
–overstatement of additional paid-in capital for a corresponding amount.

The error does not have an impact on the Company’s net cash or liquidity. The Company is reviewing the impact of this error on income taxes, the statements of cash flows and earnings (loss) per share, and any such impact will be reflected in our restated financials for the affected periods.

•Diluted Earnings (Loss) per Share – In 2021, the Company's diluted loss per share of common stock calculation included the effect of the issuance of 10,982,805 shares of its common stock underlying the Company’s outstanding convertible senior notes. The convertible senior notes are convertible at any time prior to their maturity at the option of the holders thereof. These potentially dilutive shares should have instead been excluded from diluted (loss) income per share, as their effect was anti-dilutive and reduced net loss per share. Therefore, the weighted-average number of shares of common stock outstanding used to calculate both basic and diluted net loss per share for the year ended December 31, 2021 should have been the same. Although the foregoing error, by itself, affected only diluted (loss) income per share, both basic and diluted earnings (loss) per share are impacted by the errors described elsewhere in this Current Report on Form 8-K and will be restated accordingly.

Except as set forth above, the aggregate effect of the foregoing errors on the Subject Financial Statements is currently unknown. The Company cannot provide assurance that the foregoing amounts and financial statement line items affected will not change materially as the Company finalizes its restatement process. Further, the Company cannot provide assurance that other errors will not be discovered as the Company finalizes its restatement process.

Financial Statements to be Restated

The Company will promptly amend (a) its Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”), originally filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, to include restated financial statements as of and for the years ended December 31, 2021 and 2020, (b) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, originally filed with the SEC on May 11, 2022, to include restated financial statements as of and for such interim period, and (c) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, originally filed with the SEC on August 11, 2022, to include restated financial statements as of and for such interim period.

The Company’s management is also evaluating the impact of these errors on the Company’s internal controls and procedures, including its internal control over financial reporting.

At the present time, the Company is uncertain when the restatement process will be completed and when the Company will be able to file its Form 10-Q for the quarter ended September 30, 2022.

The Board discussed the matters disclosed in this paragraph (a) of this Item 4.02 with BDO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2022	Appgate, Inc.

	By:	/s/ Barry Field
Barry Field
Chief Executive Officer
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